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                                                                     Exhibit 5.1
                              PALMER & DODGE LLP
                   ONE BEACON STREET, BOSTON, MA 02108-3190


Telephone:  (617) 573-0100                            Facsimile:  (617) 227-4420


                               January 30, 1997


Cambridge NeuroScience, Inc.
One Kendall Square, Building 700
Cambridge, Massachusetts 02139

Ladies and Gentlemen:

        We are rendering this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by Cambridge NeuroScience, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about the date hereof. The Registration Statement relates to up to 460,000 shares of the Company's Common Stock, $0.001 par value (the "Shares"). We understand that the Shares are to be offered and sold in the manner described in the Registration Statement.

        We have acted as your counsel in connection with the preparation of the Registration Statement. We are familiar with the resolutions adopted by the Board of Directors by written consent on December 17, 1996 in connection with the authorization, issuance and sale of the Shares (the "Resolutions"). We have examined such other documents as we consider necessary to render this opinion.

        Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by the Company against payment therefor at the price to be determined pursuant to the Resolutions, will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus filed as part thereof.

                                        Very truly yours,




                                        /s/ Palmer & Dodge LLP
                                        ---------------------------
                                        Palmer & Dodge LLP